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                    CMA(R) Multi-State Municipal Series Trust

                           Certification of Amendment
                            To Declaration of Trust

     The undersigned, constituting at least a majority of the Trustees of CMA(R) Multi-State Municipal Series Trust (the "Trust"), a business trust organized under the laws of Massachusetts, pursuant to the Declaration of Trust of the Trust dated the 6th day of February, 1987, as amended (the "Declaration"), do hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the holders of at least a majority of the outstanding shares of the Trust, to the Declaration:

VOTED:     That the definition of the capitalized term "Shares" under Section
           1.2 of Article I of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           "Shares" shall mean the transferable units of interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all Series as the context may require.

VOTED: That Section 6.1 of Article VI of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           6.1.  Beneficial Interest. The interest of the beneficiaries
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     hereunder shall be divided into transferable shares of beneficial interest, with par value $.10 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees, in their discretion, without a vote of shareholders, may divide the shares of beneficial interest of the Trust into one or more classes, the number and relative rights, privileges and preferences of which shall be established and designated by the Trustees, in their discretion, in accordance with the terms of the 1940 Act. The Trustees may redesignate a class or series of shares of beneficial interest or a portion of a class or series of shares of beneficial interest whether or not shares of such class or series are issued and outstanding, provided that such redesignation does not substantially adversely affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such issued and outstanding shares of beneficial interest. The division of the shares into classes and the terms and conditions pursuant to which the shares of the classes will be issued must be made in compliance with the 1940 Act. All shares issued hereunder, including, without limitation, shares issued in connection with a dividend in shares or a split of shares, shall be fully paid and nonassessable.

VOTED: That Section 6.3 of Article VI of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

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           6.3.  Rights of Shareholders. The ownership of the Trust Property of
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     every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisals, conversion or exchange rights (except for rights of appraisal specified in Section 11.4 and except as may be specified by the Trustees in connection with the division of shares into classes or the redesignation of classes or portions of classes in accordance with Section 6.1).

VOTED: That Section 6.5 of Article VI of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           6.5.  Issuance of Shares. The Trustees, in their discretion, may from
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     time to time without vote of the Shareholders issue Shares with respect to any Series that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times (including, without limitation, each business day in accordance with the maintenance of a constant net asset value per share as set forth in Section 9.3 hereof), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any class of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series of the Trust. Reductions in the number of outstanding Shares may be made pursuant to the constant net asset value per share formula set forth in Section 9.3. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

VOTED: That a new Section 6.10 of Article VI be, and it hereby is, added to the Declaration, and it shall read as follows:

           6.10.  Class Designations. The establishment and designation of any
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     class of Shares shall be effective (a) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such class, (b) upon the vote of a majority of the Trustees as set forth in an instrument executed by an officer of the Trust, or (c) at such other time as the instrument referred to in the foregoing clause (a) or the vote referred to in the foregoing clause (b) may provide. The Trustees may at any time by an instrument executed by a majority of their number abolish any class and the establishment and designation thereof.

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VOTED:     That Section 9.2 of Article IX of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           9.2.  Distributions to Shareholders. The Trustees shall from time to
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     time distribute ratably among the Shareholders of each class of any Series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets with respect to such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of such Series in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate for such Series.

           Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

VOTED: That Section 10.1 of Article X of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           10.1.  Voting Powers.  The Shareholders shall have power to vote (i)
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     for the removal of Trustees as provided in Section 2.2; (ii) with respect to any advisory or management contract of a Series as provided in Section 4.1; (iii) with respect to the amendment of this Declaration as provided in Section 11.3; and (iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust; and (v) with respect to additional matters relating to the Trust as the Trustees may determine. All shares of all classes and Series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or Series is required by the 1940 Act, or any rules, regulations or orders issued thereunder, or by the laws of the Commonwealth of Massachusetts governing business corporations, such requirement as to a separate vote by that class or Series shall apply in lieu of a general vote of all classes and Series as described above.

VOTED: That Section 10.2 of Article X of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

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           10.2.  Meetings of Shareholders. Special meetings of the
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     Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders of any Series holding in the aggregate not less than 10% of the outstanding Shares of such Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of one-third of outstanding Shares of each class of each Series present in person or by proxy shall constitute a quorum for the transaction of any business with respect to such class, except that where any provision of law, this Declaration or the By-laws of the Trust permits or requires that shareholders of the Trust shall vote as a class, then one-third of the aggregate number of Shares of that class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class, and except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting of a particular Series, the affirmative vote of a majority of the Shares of such Series represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust requires a greater number of affirmative votes.

VOTED: That Section 11.3 of Article XI of the Declaration be, and it hereby is, amended so that, as amended, it shall read as follows:

           11.3.  Amendment Procedure.
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                  (a)  This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. The Shareholders of each Series shall have the right to vote separately on amendments to this Declaration to the extent provided by Section 10.1. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

                  (b) No amendment may be made, under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of each Series. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                 (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the

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           Shareholders or by the Trustees as aforesaid or a copy of the
           Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                 (d) The Trustees, in their discretion without a vote of the Shareholders of each Series, may divide the shares of beneficial interest of each Series into classes.

     Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration of Trust may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 11th day of April, 2002.



/s/ Terry K. Glenn                     /s/ Kevin A. Ryan
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Terry K. Glenn                         Kevin A. Ryan


/s/ Ronald W. Forbes                   /s/ Roscoe S. Suddarth
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Ronald W. Forbes                       Roscoe S. Suddarth


/s/ Cynthia A. Montgomery              /s/ Richard R. West
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Cynthia A. Montgomery                  Richard R. West


/s/ Charles C. Reilly                  /s/ Edward D. Zinbarg
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Charles C. Reilly                      Edward D. Zinbarg


     The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "CMA(R) Multi-State Municipal Series Trust" refers to the Trustees under the Declaration collectively as trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.